MARKETING AGENT AGREEMENT

This MARKETING AGENT AGREEMENT (the “Agreement”) is made as of July 14, 2017 by and among ALPS Distributors, Inc., a Colorado corporation (the “Marketing Agent”), the United States Commodity Funds LLC, a Delaware limited liability company (the “Sponsor”), and the USCF Funds Trust, a Delaware statutory trust (the “Trust”), on its own behalf and on behalf of the series established and designated by the Trust and listed on Annex A (each a “Fund” and collectively the “Funds”).

This Agreement shall constitute a separate agreement between the Marketing Agent, the Sponsor, the Trust and each Fund, as if such Fund had executed a separate Marketing Agent Agreement. The Marketing Agent hereby acknowledges that its rights and obligations with respect to a Fund shall not create any right or other obligations with respect to any other Fund listed on Annex A, as amended from time to time, and acknowledges the additional limitation on liability of the Sponsor, Trust and the Fund described in Section 4.2 of this Agreement. Any Fund that becomes a party hereto by executing an amendment to this Agreement substantially in the form of Annex B (each such amendment together with the schedules attached thereto, an “Amendment”) shall become a party to this Agreement and any references herein to a Fund or the Funds shall be treated as including such Fund. The obligations of the Sponsor, Trust, the Marketing Agent and any Fund will be subject to the terms and conditions of the Amendment to this Agreement to be entered into with any such Fund.

W I T N E S S E T H:

WHEREAS, the Sponsor and the Trust wish to retain the Marketing Agent to provide certain assistance with respect to the marketing of the Units (as defined in Section 1.1) and in connection with the creation and redemption of the Baskets (as defined in Section 1.1);

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the Sponsor, the Trust, each Fund and the Marketing Agent hereby agree as follows:

SECTION 1
DEFINITIONS

1.1              Definitions. In addition to the other terms that are defined in this Agreement, the following terms shall have the following meanings assigned to them. All other capitalized terms used herein, but not otherwise defined herein, shall have the meanings assigned to such terms in the Trust Agreement.

“1933 Act” means the Securities Act of 1933, as amended from time to time.

“Authorized Purchaser” means a broker-dealer who enters into an Authorized Purchaser Agreement with the Sponsor.

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“Authorized Purchaser Agreement” means any authorized purchaser agreement entered into by the Sponsor, the Trust (on behalf of each Fund) and certain broker-dealers from time to time in connection with the creation and redemption of Baskets (as defined below).

“Basket” means an aggregation of one hundred thousand (50,000) Units.

“Business Day” means any day other than a day when any a Fund’s Listing Exchange or the Futures Exchanges upon which a Benchmark Oil Futures Contract is traded is closed for regular trading. “Futures Exchanges” shall include the New York Mercantile Exchange (“NYMEX”), ICE Futures (“ICE”), Chicago Board of Trade (“CBOT”), Chicago Mercantile Exchange (“CME”), London Metal Exchange (“LME”), Commodity Exchange, Inc. (“COMEX”) or on other foreign exchanges (such exchanges, collectively, the “Futures Exchanges”). “Benchmark Oil Futures Contract” shall mean the Futures Contracts that at any given time make up the index of a Fund.

“Commission” or “SEC” means the U.S. Securities and Exchange Commission.

“Control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Creation Basket” means a Basket created by an Authorized Purchaser.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Entity” means any supranational, national, state, local, foreign, political subdivision, court, administrative agency, commission or department or other governmental authority or instrumentality.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Law” means any law, statute, treaty, rule, directive, regulation or guideline or Order of any Governmental Entity.

“Listing Exchange” means a Fund’s principal U.S. securities exchange where such Fund is (or will be) listed for trading.

“Orders” means judgments, writs, decrees, compliance agreements, injunctions or orders of any Governmental Entity or arbitrator.

“Person” shall be construed broadly and shall include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or another entity, including a Governmental Entity (or any department, agency or political subdivision thereof).

“Prospectus” means, except when otherwise specified, the prospectus, in the form filed by the Sponsor on behalf of the Fund with the Commission on or before the second business day after the date hereof (or such earlier time as may be required under the 1933 Act) or, if no such filing is required, the final prospectus and disclosure document of the Trust, constituting a part of the Registration Statement filed with the SEC and declared effective thereby.

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“Redemption Basket” means a Basket redeemed by an Authorized Purchaser.

“Representative” means officers, directors, employees, agents, attorneys, accountants and financial advisors of a Person, as the case may be.

“Trust Agreement” means the Declaration of Trust and Trust Agreement dated as of March 2, 2016, as may be amended or supplemented from time to time, by and between the Sponsor, as sponsor, and Wilmington Trust Company, as Delaware trustee.

“Units” means units of fractional undivided beneficial interest in and ownership of a Fund.

SECTION 2
REPRESENTATIONS AND WARRANTIES
OF THE SPONSOR

2.1              Representations and Warranties of the Sponsor. The Sponsor, on its own behalf and in its capacity as sponsor of the Trust and the Funds, represents and warrants to, and agrees with, the Marketing Agent that:

(a)	At the time of purchase of a Creation Basket by an Authorized Purchaser under the Authorized Purchaser Agreement, the Registration Statement shall have become effective and no stop order of the SEC with respect thereto has been issued and no proceedings for such purpose have been instituted or, to the Sponsor’s knowledge, is contemplated by the SEC; any Preliminary Prospectus provided to prospective investors, at the time of filing thereof, complied in all material respects to the requirements of the 1933 Act; the Registration Statement complies and will comply when it becomes effective and at the time of purchase of a Creation Basket by an Authorized Purchaser, in all material respects with the requirements of the 1933 Act and the Prospectus will comply, as of its date and at the time of purchase of a Creation Basket by an Authorized Purchaser, in all material respects with the requirements of the 1933 Act and any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been and will be so described or filed; the conditions to the use of Form S-1 have been satisfied; the Registration Statement does not and will not when it becomes effective and at the time of purchase of a Creation Basket by an Authorized Purchaser contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus will not, as of its date and at the time of purchase of the Creation Baskets by the Authorized Purchaser, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Sponsor makes no warranty or representation with respect to any statement contained in any Preliminary Prospectus, the Registration Statement or any Prospectus in reliance upon and in conformity with information concerning the Marketing Agent and furnished in writing by or on behalf of the Marketing Agent to the Sponsor expressly for use in the Registration Statement or such Prospectus; and the Sponsor has not distributed nor will distribute any offering material in connection with the offering or creation of the Baskets by the Authorized Purchaser other than any Preliminary Prospectus provided to prospective investors, the Registration Statement or the Prospectus;
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(b)	as of the date of this Agreement, and as of the time of purchase of a Creation Basket by an Authorized Purchaser, respectively, any financial statement(s) of the Trust accurately reflect the financial condition of the Trust and each Fund as of the date specified in such financial statement(s);
(c)	the Trust has been duly formed and is validly existing as a statutory trust with separate series under the laws of the State of Delaware and each Fund has been duly established and designated as a separate series of the Trust, in each case as described in the Registration Statement and the Prospectus;
(d)	the Sponsor has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus, and has all requisite power and authority to execute and deliver this Agreement;
(e)	the Sponsor is duly qualified and is in good standing in each jurisdiction where the conduct of its business requires such qualification;
(f)	at the time of purchase of a Creation Basket by an Authorized Purchaser, the Units in a Creation Basket will have been duly and validly authorized and, when issued and delivered against payment therefor, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights;
(g)	at the time of purchase of a Creation Basket by an Authorized Purchaser, the Units will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus and the holders of the Units will not be subject to personal liability by reason of being such holders, except as set forth in the Trust Agreement as in effect at that time;
(h)	this Agreement has been duly authorized, executed and delivered by the Sponsor, constitutes the valid and binding obligations of the Sponsor, enforceable against the Sponsor in accordance with its terms;
(i)	the Sponsor is not in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a Person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness) its respective constitutive documents, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Sponsor is a party or by which any of them or any of their properties may be bound or affected, and the execution, delivery and performance of this Agreement, the issuance and sale of Units in Creation Baskets to the Authorized Purchaser and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under), respectively, the amended and restated limited liability company agreement of the Sponsor, as the same may be amended from time to time, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Sponsor is a party or by which, respectively, the Sponsor or any of its properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Sponsor;
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(j)	no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Units other than registration of the Units under the 1933 Act and the registration of the Sponsor as a Commodity Pool Operator with the National Futures Association (the “NFA”) under the Commodities Exchange Act (the “CEA”) and the filing of the Prospectus with the NFA, which has been or will be effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered or any requirements for listing under the rules and regulations of the Listing Exchange;
(k)	except as set forth in the Registration Statement and the Prospectus (i) no Person has the right, contractual or otherwise, to cause the Fund to issue or sell to it any Units or other equity interests of the Fund, and (ii) no Person has the right to act as an underwriter or as a financial advisor to the Fund in connection with the offer and sale of the Units, in the case of each of the foregoing clauses (i), and (ii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Units as contemplated thereby or otherwise; no Person has the right, contractual or otherwise, to cause the Sponsor on behalf of the Fund or the Fund to register under the 1933 Act any other equity interests of the Fund, or to include any such units or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Units as contemplated thereby or otherwise;
(l)	the Sponsor has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other Persons, in order to conduct its respective business; the Sponsor is not in violation of, or in default under, or has not received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Sponsor;
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(m)	all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed as required;
(n)	except as set forth in the Registration Statement and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or threatened or, to the Sponsor’s knowledge, contemplated to which the Sponsor, or any of the Sponsor’s directors or officers, is or would be a party or of which any of their respective properties are or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, in each case to the extent that such action, suit, claim, investigation or proceeding is or could be material (i) to the Fund or (2) in the context of the offering and sale of the Units;
(o)	Spicer Jeffries LLP, whose report on the audited financial statements of each Fund is filed with the Commission as part of the Registration Statement and the Prospectus, are independent public accountants as required by the 1933 Act;
(p)	the audited financial statements included in the Prospectus, together with the related notes and schedules, present fairly the financial position of each Fund as of the date indicated and have been prepared in compliance with the requirements of the 1933 Act and in conformity with generally accepted accounting principles; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required and neither Fund has any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Prospectus;
(q)	Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and prior to the purchase by the Authorized Purchaser of the Baskets, there has not been, except as otherwise disclosed (i) any material adverse change, (ii) any transaction which is material to the Sponsor or a Fund taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Sponsor, which is material to a Fund, (iv) any change in the outstanding indebtedness of the Sponsor or a Fund, or (v) any dividend or distribution of any kind declared, paid or made on the Units;
(r)	no Fund is and, after giving effect to the offering and sale of the Baskets, will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act;
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(s)	except as set forth in the Registration Statement and the Prospectus, the Sponsor and the Trust own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information applicable to each Fund and described in the Registration Statement and the Prospectus as being owner or licensed by the Sponsor or the Trust for use by each Fund (collectively, “Intellectual Property”); (i) except as set forth in the Registration Statement and the Prospectus, to the knowledge of the Sponsor, there are no third parties who have or will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Sponsor or the Trust; (ii) to the knowledge of the Sponsor, there is no infringement by third parties of any Intellectual Property; (iii) there is no pending or, to the knowledge of the Sponsor, threatened action, suit, proceeding or claim by others challenging the Sponsor’s or a Fund’s rights in or to any Intellectual Property, and the Sponsor is not aware of any facts which could form a reasonable basis for any such claim; (iv) there is no pending or, to the knowledge of the Sponsor, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property; (v) there is no pending or, to the knowledge of the Sponsor, threatened action, suit, proceeding or claim by others that the Sponsor or a Fund infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Sponsor is not aware of any facts which could form a reasonable basis for any such claim; and (vi) to the knowledge of the Sponsor, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property;
(t)	all tax returns required to be filed by the Sponsor have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid; and no tax returns or tax payments are due with respect to the Trust as of the date of this Agreement, except in each case (i) for any taxes that are being contested in good faith by appropriate proceedings or (ii) to the extent that the failure to do so could not reasonably be expected to result in a material adverse effect;
(u)	the Sponsor has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Sponsor or any other party to any such contract or agreement;
(v)	on behalf of each Fund, the Sponsor has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act, giving effect to the rules and regulations, and SEC staff interpretations thereunder); such disclosure controls and procedures are designed to ensure that material information relating to each Fund, is made known to the Sponsor, and such disclosure controls and procedures are effective to perform the functions for which they were established; on behalf of each Fund, the Sponsor has been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect a Fund’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in a Fund’s internal controls; and any material weaknesses in internal controls have been identified for the Funds’ auditors;
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(w)	any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Sponsor believes to be reliable and accurate, and the Sponsor has obtained the written consent to the use of such data from such sources to the extent required; and
(x)	neither the Sponsor, nor any of the Sponsor’s directors, members, officers, affiliates or controlling Persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security or asset of the Fund to facilitate the sale or resale of the Units; and to the Sponsor’s knowledge, there are no affiliations or associations between any member of the Listing Exchange and any of the Sponsor’s officers, directors or 5% or greater securityholders, except as may be set forth in the Registration Statement and the Prospectus.

In addition, any certificate signed by any officer of the Sponsor and delivered to the Marketing Agent or counsel for the Marketing Agent in connection with the offering of the Units shall be deemed to be a representation and warranty by the Sponsor as to matters covered thereby, to the Marketing Agent.

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SECTION 3
REPRESENTATIONS OF THE MARKETING AGENT

The Marketing Agent represents and warrants to, and agrees with, the following:

3.1              The Marketing Agent (a) is either (i) registered as a broker-dealer under the Exchange Act, and is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”), or (ii) exempt from being, or otherwise is not required to be, licensed as a broker-dealer or a member of FINRA, and in either case is qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires; and (b) has all other necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other Persons, in order to conduct its activities as contemplated by this Agreement. The Marketing Agent will maintain any such registrations, qualifications and membership in good standing and in full force and effect throughout the term of this Agreement. The Marketing Agent will comply with all applicable federal laws, including but not limited to, federal securities and commodities laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, and with the Constitution, By-Laws and Conduct Rules of FINRA (if it is a FINRA member) and, to the extent applicable, the rules and regulations of the NFA, and is solely responsible for determining the application of any such laws or regulations in all cases at its own expense. The Marketing Agent will not directly or indirectly offer, sell or deliver Baskets in or from any state or jurisdiction where they may not lawfully be offered, sold and/or delivered;

3.2              If the Marketing Agent is offering or selling Units in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered, qualified or a member of FINRA as set forth in Section 3.1 above, the Marketing Agent will (i) observe the applicable laws of the jurisdiction in which such offer and/or sale is made, (ii) comply with the full disclosure requirements of the 1933 Act, and the rules and regulations promulgated thereunder, and (iii) conduct its business in accordance with the spirit of FINRA Conduct Rules;

3.3              The Marketing Agent is in compliance with, and has established and maintains a compliance program reasonably designed to ensure continued compliance with, the money laundering and related provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “PATRIOT Act”), and the regulations promulgated thereunder, if the Marketing Agent is subject to the requirements of the PATRIOT Act;

3.4              The Marketing Agent agrees to comply with the prospectus delivery and disclosure requirements of the 1933 Act, as well as the disclosure delivery requirements under the CEA;

3.5              The Marketing Agent (i) has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Colorado, with full power and authority to conduct its business and has all requisite power and authority to execute and deliver this Agreement and (ii) is duly qualified and is in good standing in each jurisdiction where the conduct of its business requires such qualification; and

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3.6              This Agreement has been duly authorized, executed and delivered by the Marketing Agent and constitutes the valid and binding obligations of the Marketing Agent, enforceable against the Marketing Agent in accordance with its terms.

3.7       The Marketing Agent may employ or associate itself with a Person or Persons or organizations, including its registered broker-dealer affiliate (ALPS Portfolio Solutions Distributor, Inc.) as Marketing Agent believes to be desirable in the performance of its duties hereunder; provided that, in such event, the compensation of such Person or Persons or organizations shall be paid by and be the sole responsibility of Marketing Agent, and neither the Trust nor the Sponsor shall bear any cost or obligation with respect thereto; and provided further that Marketing Agent shall not be relieved of any of its obligations under this Agreement in such event and shall be responsible for all acts of any such Person or Persons or organizations taken in furtherance of this Agreement to the same extent it would be for its own acts.

SECTION 4
EXCLUSIVE MARKETING AGENT AND STRUCTURE OF THE FUND

4.1              Appointment. The Sponsor and the Trust hereby appoint the Marketing Agent as the exclusive marketing agent for Units on the terms and for the periods set forth in this Agreement. The Marketing Agent hereby accepts such appointment and agrees to act in such capacity hereunder.

4.2              Name of each Fund; Liability of each Fund. For the term of this Agreement, the Sponsor shall cause the name of each Fund to be as defined in the relevant Schedule attached hereto. The Marketing Agent agrees to look solely to the assets of each Fund and to the Sponsor and its assets in respect of any claim against or obligation of a Fund. The Marketing Agent acknowledges and agrees that liability of each Fund, as a series of the Trust, is limited pursuant to Section 3804(a) of the Delaware Statutory Trust Act, such that (a) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to each Fund shall be enforceable against the assets of such Fund only, and not against the assets of the Trust generally or the assets of any other series of the Trust, and (b) none of the debts, liabilities, obligations and expenses incurred, contracted for, or otherwise existing with respect to the Trust generally and any other series of the Trust shall be enforceable against the assets of a Fund.

4.3              Marketing Agent Fee. The Marketing Agent shall be paid by the Sponsor for the services of the Marketing Agent as marketing agent to the Trust and each Fund hereunder as set forth in Exhibit B hereto (the “Services”), a fee for its Services per Fund hereunder, calculated daily and payable monthly, as follows (the “Fee”):

▪	.06% on each Fund’s assets up to $3,000,000,000
▪	.04% on each Fund’s assets in excess of $3,000,000,000

The Marketing Agent will provide an annual marketing budget equal to 33% of the Fee per Fund for purposes of marketing the Units.

In no event will the Marketing Agent Fee exceed 10% of the gross proceeds of the offering of any Fund.

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Out-of-Pocket Expenses. In addition to the fees above, Marketing Agent shall be reimbursed for all reasonable out-of-pocket expenses, including but not limited to: reasonable travel expenses to on-site reviews, FINRA advertising/filing fees; fulfillment costs; registered representative FINRA and state licensing fees; customized programming/enhancements; expenses related to branch office supervision and examination, including technology support, travel and meal expenses for branch audits, Sponsor pro-rata share of FINRA technology support and membership assessments and other reasonable out-of-pocket expenses incurred by Marketing Agent in connection with the performance of its duties hereunder.

The fees described above shall be calculated and invoiced monthly and payable in monthly installments in arrears. Such fees will be pro-rated for any partial month. All invoices are due and payable upon receipt. Any invoices not paid within forty (40) days of the invoice date are subject to a half a percent (1/2%) per month financing charge on any unpaid balance but only to the extent permitted by law.

4.4              Expenses. Except as otherwise expressly provided in this Agreement or agreed to in writing by the parties, each party hereto shall bear its own fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby (including, without limitation, the legal, accounting and due diligence fees, costs and expenses incurred by such party).

SECTION 5
COVENANTS OF THE SPONSOR

5.1              Certain Covenants of the Sponsor. The Sponsor, on its own behalf and in its capacity as sponsor of the Trust and each Fund, covenant and agree:

(a)	to furnish such information as may be required and otherwise to cooperate in qualifying the Units for offering and sale under the securities or blue sky laws of such states and foreign jurisdictions as the Marketing Agent may reasonably designate and to maintain such qualifications in effect so long as the Marketing Agent may request during the term of this Agreement; provided that the Trust shall not be required to qualify to do business in or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Units); and to promptly advise the Marketing Agent of the receipt by the Sponsor, the Trust or the Fund of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;
(b)	to take all necessary action to register the Units under the 1933 Act in order to sell the initial Creation Basket and take, from time to time, such steps, including payment of the related filing fees, as may be necessary to register additional Units under the 1933 Act to the end that all Units sold in additional Creation Baskets will be properly registered under the 1933 Act and to keep the Registration Statement effective and current during the term of this Agreement;
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(c)	to make available to the Marketing Agent, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time, furnish to the Marketing Agent, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if any amendments or supplements have been made thereto after the effective date of the Registration Statement) as the Marketing Agent may request for the purposes contemplated by the 1933 Act;
(d)	to advise the Marketing Agent promptly and, if requested by the Marketing Agent, to confirm such advice in writing when the Registration Statement and any post-effective amendment thereto has become effective, and upon receipt of request from the Marketing Agent therefore, to file a post-effective amendment removing any reference to the Marketing Agent thereunder;
(e)	to prepare, at the expense of the Fund, such amendments or supplements to the Registration Statement or the Prospectus and to file such amendments or supplements with the Commission, when and as required, by the 1933 Act, the Exchange Act, and the rules and regulations of the Commission thereunder, including if requested by the Marketing Agent; to advise the Marketing Agent promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and to provide the Marketing Agent and the Marketing Agent’s counsel with copies of any such documents for review and comment within a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which the Marketing Agent or its counsel shall reasonably object in writing; and to advise the Marketing Agent promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible;
(f)	to file promptly all reports and any information statement required to be filed on behalf of the Fund with the Commission in order to comply with the Exchange Act and the CEA subsequent to the date of the Prospectus and for so long as the term of this Agreement; and to provide the Marketing Agent and the Marketing Agent’s counsel with a copy of such reports and statements and other documents to be filed on behalf of the Fund pursuant to Section 13, 14 or 15(d) of the Exchange Act (excluding filings under Rule 12b-25) and under 17 C.F.R. §4.22 during such period for review and comment within a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which the Marketing Agent or its counsel shall reasonably object in writing;
(g)	to advise the Marketing Agent promptly of the happening of any event with respect to a Fund during the term of this Agreement which could require the making of any change in the Prospectus then being used so that such Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the expense of the applicable Fund, to the Marketing Agent promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;
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(h)	to furnish to the holders of the Units as soon as practicable after the end of each fiscal year an annual report in accordance with regulatory requirements applicable to the Fund (including a balance sheet and statements of income and cash flow of the Fund for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants);
(i)	to furnish to the Marketing Agent a copy of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto);
(j)	to (1) furnish with respect to each Fund to the Marketing Agent promptly during the term of this Agreement (i) copies of any reports, proxy statements, or other communications which are sent to the holders of the Units or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, (iii) copies of documents or reports filed with the Listing Exchange, (iv) copies of documents or reports filed with the NFA and with the Commodity Futures Trading Commission, except to the extent such documents or reports are duplicative of filings made with the Commission, and (v) such other information as the Marketing Agent may reasonably request regarding a Fund; and (2) on reasonable notice to the Sponsor, make available for inspection by the Marketing Agent, its attorneys, accountants and other advisors or agents, all financial and other records, pertinent corporate documents and properties, and cause the officers, directors and employees of the Sponsor and independent accountants to supply all information reasonably requested by the Marketing Agent, its attorneys, accountants and other advisors and agents;
(k)	to use its best efforts to cause the Units to be listed on the Listing Exchange;
(l)	to furnish to the Marketing Agent (i) at the time of the purchase of the initial Creation Basket by the Initial Authorized Purchaser, upon request, and (ii) at such other times as the Marketing Agent reasonably requests, which may include when the Registration Statement or the Prospectus is amended or supplemented, and an opinion of counsel for the Sponsor, addressed to the Marketing Agent;
(m)	to cause the Trust’s certified public accounting firm to deliver to the Marketing Agent with respect to each Fund, upon request, (i) at the time of the effectiveness of the purchase of the Baskets by the Authorized Purchaser and (ii) at each time (A) the Registration Statement or the Prospectus is amended or supplemented by the filing of a post-effective amendment, (B) a new Registration Statement is filed to register additional Units in reliance on Rule 429 of the 1933 Act, and there is financial information incorporated by reference into the Registration Statement or the Prospectus, letters dated such dates and addressed to the Marketing Agent, containing statements and information of the type ordinarily included in accountants’ letters to underwriters with respect to the financial statements and other financial information contained in or incorporated by reference into the Registration Statement and the Prospectus;
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(n)	to deliver to the Marketing Agent with respect to each Fund, upon request, (i) at the time of the effectiveness of the purchase of a Creation Basket by an Authorized Purchaser, (ii) at each time the Registration Statement or the Prospectus is amended or supplemented, (iii) at each time the Registration Statement or the Prospectus files any report, statement or other document pursuant to Section 13, 14 or 15(d) of the Exchange Act (excluding filings required by Rule 12b-25), and (iv) at such other times as the Marketing Agent reasonably requests, an officer’s certificate in the form attached as Exhibit C hereto;
(o)	to furnish to the Marketing Agent with respect to each Fund (i) at the time of the effectiveness of the purchase of a Creation Basket by an Authorized Purchaser and (ii) at each time (A) the Registration Statement or the Prospectus is amended or supplemented, (iii) at each time any report, statement or other document pursuant to Section 13, 14 or 15(d) of the Exchange Act (excluding filings required by Rule 12b-25) is filed on behalf of the Fund, and (iv) at such other times as the Marketing Agent reasonably requests, such other documents and certificates as of such dates as the Marketing Agent may reasonably request; and

For the purposes of this Section 5.1, the term “Registration Statement” shall mean the Registration Statement as amended or supplemented from time to time to and including the date as of which the relevant representation is made, and the term “Prospectus” shall mean the Prospectus as amended or supplemented from time to time to and including the date as of which the relevant covenant is made.

SECTION 6
MARKETING PLAN DEVELOPMENT
AND MARKETING AGENT COVENANTS

6.1              Pre-Launch Development.

(a)	The Sponsor and the Marketing Agent will develop the marketing plan for each Fund in accordance with the provisions of this Section 6.1 and Exhibit B hereto.
(b)	The Sponsor will use commercially reasonable efforts to commit sufficient resources to finalize the Registration Statement and the agreements with the service providers of the Trust and the Fund, communicate with the Commission to obtain approval of the Registration Statement and communicate with the Listing Exchange to obtain approval for listing of the Units. Marketing Agent will use commercially reasonable efforts to assist the Sponsor with such communications with the Listing Exchange.

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6.2              Post-Launch Activities.

(a)	The Sponsor and the Marketing Agent will market the Fund and the Units on an ongoing basis after the Registration Statement is declared effective and the Units have been listed on the Listing Exchange in accordance with the provisions of this Section 6.2.
(b)	Subject to necessary regulatory approvals and compliance with all applicable legal and regulatory requirements, the Marketing Agent shall:
(i)	in good faith, and subject to existing market conditions, use commercially-reasonable efforts to market the Fund; and
(ii)	include the Index (as defined in the Fund’s prospectus) or Benchmark, as applicable, in strategic and tactical research of the Marketing Agent.
(c)	The Marketing Agent shall provide the Sponsor with copies of all written marketing materials distributed by it with respect to the Funds.
(d)	The Marketing Agent shall process orders for Baskets as set forth in the order procedures contained in the Fund’s Authorized Purchaser Agreement.

6.3              Joint Reviews.

(a)	In order to oversee the pre-launch development and post-launch performance of the Fund on a regular basis, the parties shall:
(i)	conduct at least once each calendar quarter in which the annual review described in clause (ii) below is not conducted, a review of the performance of the Fund, with such review to include the senior management of the Sponsor and the senior management of the Marketing Agent and to cover such topics as asset growth/decline, sales strategy, new business efforts, new product initiatives and stock exchange trading activity; and
(ii)	conduct at least once each calendar year, a review of the overall performance of the Fund, which will include a review of the most recent quarterly period, with such review to include the chief executive officer of the Sponsor and senior management of the Marketing Agent and to cover such topics as strategic direction and new business initiatives.
(b)	Prior to each of the quarterly and annual reviews which will take place pursuant to this Section 6.3, the Sponsor and the Marketing Agent will jointly prepare and circulate among the parties, a report covering the quarterly or annual period which is the subject of review, with such report to cover such topics described above.

6.4              Information Provided to Marketing Agent. In performing its duties hereunder, the Marketing Agent shall be entitled to rely on and shall not be responsible in any way for information provided to it by the Sponsor and its service providers and shall not be liable or responsible for the errors and omissions of such service providers, provided that the foregoing shall not be construed to protect the Marketing Agent against any liability to the Sponsor, the Trust or the Fund to which the Marketing Agent would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

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6.5              Conditions to Marketing Agent’s Obligations. The obligations of the Marketing Agent hereunder are subject in the Marketing Agent’s discretion, to the condition that (i) all representations and warranties and other statements of the Sponsor herein or delivered pursuant hereto be true and correct (a) at and as of the date made, (b) at the time of the purchase of the Baskets by an Authorized Purchaser, (c) at each time the Registration Statement or the Prospectus is amended or supplemented, (d) at each time any report, statement or other document pursuant to Section 13, 14 or 15(d) of the Exchange Act (excluding filings under Rule 12b-25) is filed on behalf of the Fund, (e) at each time the Fund issues any Baskets and (f) at such other times the Marketing Agent reasonably requests, in each case as though made at and as of such dates, and the Sponsor agrees that all such representations, warranties and other statements are expressly made on and as of such dates (except, in all cases, that such representations, warranties and statements relating to the Registration Statement and the Prospectus shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) and (ii) the Sponsor shall have performed all of its covenants, agreements and obligations hereunder theretofore to be performed in all respects. The respective indemnities, agreements, representations, warranties and other statements by the Sponsor set forth in or made pursuant to this Agreement shall remain in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Marketing Agent or any controlling Person of the Marketing Agent, or the Sponsor, or any officer or director or any controlling Person thereof, and shall survive the execution, delivery, performance and termination of this Agreement.

SECTION 7
INDEMNIFICATION

7.1              Indemnification of Marketing Agent. The Sponsor agrees to indemnify, defend and hold harmless the Marketing Agent, its partners, stockholders, members, directors, officers and employees of the foregoing, and the successors and assigns of all of the foregoing Persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) (“Losses”) which the Marketing Agent or any such Person may incur under the 1933 Act, the Exchange Act, the common law or otherwise, insofar as such Losses arise out of or are based upon:

(a)	any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended or supplemented) or in a Prospectus (the term Prospectus for the purpose of this Section 7 being deemed to include the Prospectus and the Prospectus as amended or supplemented), or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning the Marketing Agent furnished in writing by or on behalf of the Marketing Agent to the Sponsor expressly for use in such Registration Statement or such Prospectus;
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(b)	any untrue statement or alleged untrue statement of a material fact or breach by the Sponsor of any representation or warranty contained in Section 2 hereof or in any certificate delivered by the Sponsor pursuant to paragraph (o) of Section 5.1 hereof;
(c)	the failure by the Sponsor to perform in accordance with any agreement or covenant contained herein;
(d)	any untrue statement of any material fact contained in any audio or visual materials provided by the Sponsor or based upon written information furnished by or on behalf of the Sponsor including, without limitation, slides, videos, films or tape recordings used in connection with the marketing of the Units;
(e)	the Marketing Agent’s performance of its duties under this Agreement except in the case of this clause (e), for any Losses resulting from the gross negligence, bad faith or willful misconduct of the Marketing Agent; provided, however, that the indemnity agreement contained in clause (a) above with respect to any amended Preliminary Prospectus shall not inure to the benefit of the Marketing Agent (or to the benefit of any Person controlling the Marketing Agent) from whom the Person asserting any such Losses purchased the Units which is the subject thereof if the Prospectus corrected any such alleged untrue statement or omission in any case where the Marketing Agent was required to send or give a copy of the Prospectus to such Person in accordance with the 1933 Act, the Sponsor had notified the Marketing Agent of the amendment or supplement prior to the sending of the written confirmation of sale and the Marketing Agent failed to send or give a copy of the Prospectus to such Person, unless the failure is the result of noncompliance by the Sponsor with paragraph (c) of Section 5.1 hereof.

In no case is the indemnity of the Sponsor in favor of the Marketing Agent and such other Persons as are specified in this Section 7.1 to be deemed to protect the Marketing Agent and such Persons against any liability to the Sponsor, the Trust or the Fund to which the Marketing Agent would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

If any action, suit or proceeding (each, a “Proceeding”) is brought against the Marketing Agent or any such Person in respect of which indemnity may be sought against the Sponsor pursuant to the foregoing paragraph, the Marketing Agent or such Person shall promptly notify the Sponsor in writing of the institution of such Proceeding and the Sponsor shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Sponsor shall not relieve the Sponsor from any liability which it may have to the Marketing Agent or any such Person except to the extent that it has been materially prejudiced by such failure and has not otherwise learned of such Proceeding. The Marketing Agent or such Person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Marketing Agent or of such Person unless the employment of such counsel shall have been authorized in writing by the Sponsor in connection with the defense of such Proceeding or the Sponsor shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Sponsor (in which case the Sponsor shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Sponsor and paid as incurred (it being understood, however, that the Sponsor shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).

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The Sponsor shall not be liable for any settlement of any Proceeding effected without the Sponsor’s written consent but if settled with the Sponsor’s written consent, the Sponsor agrees to indemnify and hold harmless the Marketing Agent and any such Person from and against any Losses by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 Business Days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 Business Days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

7.2              The Marketing Agent agrees to indemnify, defend and hold harmless each of the Fund, the Sponsor and its partners, holders of Units, members, directors, officers, employees and any Person who controls the Sponsor within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing Persons, from and against any Losses which the Sponsor or any such Person may incur under the 1933 Act, the Exchange Act, the common law or otherwise, insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of the Marketing Agent to the Sponsor expressly for use in the Registration Statement (or in the Registration Statement as amended or supplemented by any post-effective amendment thereof) or in a Prospectus, or arise out of or are based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

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The Marketing Agent will also indemnify the Sponsor as stated above insofar as such Losses arise out of or are based upon the failure by the Marketing Agent to perform in accordance with any agreement or covenant contained herein, except in the case of any Losses resulting from the gross negligence, bad faith or willful misconduct of the Sponsor. In no case is the indemnity of the Marketing Agent in favor of the Sponsor to be deemed to protect the Sponsor and such Persons against any liability to the Marketing Agent to which the Sponsor would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

If any Proceeding is brought against the Sponsor or any Person referred to in the preceding paragraph in respect of which indemnity may be sought against the Marketing Agent pursuant to the foregoing paragraph, the Sponsor or such Person shall promptly notify the Marketing Agent in writing of the institution of such Proceeding and the Marketing Agent shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Marketing Agent shall not relieve the Marketing Agent from any liability which it may have to the Sponsor or any such Person except to the extent that it has been materially prejudiced by such failure and has not otherwise learned of such Proceeding. The Sponsor or such Person shall have the right to employ their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Sponsor or such Person unless the employment of such counsel shall have been authorized in writing by the Marketing Agent in connection with the defense of such Proceeding or the Marketing Agent shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to the Marketing Agent (in which case the Marketing Agent shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Marketing Agent may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Marketing Agent), in any of which events such fees and expenses shall be borne by the Marketing Agent and paid as incurred (it being understood, however, that the Marketing Agent shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).

The Marketing Agent shall not be liable for any settlement of any such Proceeding effected without the written consent of the Marketing Agent but if settled with the written consent of the Marketing Agent, the Marketing Agent agrees to indemnify and hold harmless the Sponsor and any such Person from and against any Losses by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 Business Days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 Business Days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

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7.3              The indemnity agreements contained in this Section 7 and the covenants, warranties and representations of the Sponsor contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Marketing Agent, its partners, stockholders, members, directors, officers, employees and or any Person (including each partner, stockholder, member, director, officer or employee of such Person) who controls the Marketing Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, or by or on behalf of each of the Sponsor, the Trust, the Fund, their partners, stockholders, members, trustees, directors, officers, employees or any Person who controls the Sponsor, the Trust or the Fund within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the initial issuance and delivery of the Units. The Sponsor and the Marketing Agent agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Sponsor, against any of the Sponsor’s officers or directors in connection with the issuance and sale of the Units, or in connection with the Registration Statement or the Prospectus.

SECTION 8
DURATION

This Agreement shall become effective on the date hereof and continue for an initial term of one (1) year from the date of this Agreement and will include any renewal term of this Agreement and will last until the expiration of this Agreement or the earlier termination of this Agreement in accordance with its terms (the “Term”). This Agreement will automatically be renewed for successive one (1) year periods unless, no later than thirty (30) calendar days prior to the end of the then-current Term, either the Marketing Agent, on the one hand, or the Sponsor, on the other hand, elects to terminate this Agreement by delivering written notice thereof to the other party. Upon the completion of the initial term, either the Marketing Agent, on the one hand, or the Sponsor, on the other hand, may elect to terminate this Agreement by delivering 90 days notice thereof to the other party. Notwithstanding the foregoing, this Agreement may be terminated by any party upon written notice to the other parties if (a) the Fund is terminated or liquidated, (b) any other party becomes insolvent or bankrupt or files a voluntary petition, or is subject to an involuntary petition, in bankruptcy or attempts to or makes an assignment for the benefit of its creditors or consents to the appointment of a trustee or receiver, provided that the Sponsor may not terminate this Agreement pursuant to this provision if the event relates to the Sponsor, the Trust or the Fund or (c) any other party willfully and materially breaches its obligations under this Agreement and such breach has not been cured to the reasonable satisfaction of the non-breaching party prior to the expiration of ninety (90) days after notice by the non-breaching party to the breaching party of such breach. Termination of this Agreement with respect to any Fund shall not result in the termination of this Agreement with respect to any other Fund listed on Annex A.

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SECTION 9
CONFIDENTIALITY

9.1              Confidentiality.

(a)	The Sponsor and the Marketing Agent shall maintain in confidence, use only for the purposes provided for in this Agreement, and not disclose to any third party, without first obtaining the other party’s consent in writing, any and all Confidential Information (as defined below) such party receives from the other party; provided, however, that either party may disclose Confidential Information received from the other party to those of its Representatives as may be necessary for such party to carry out its obligations under this Agreement.

“Confidential Information” shall mean all information or data of a party that is disclosed to or received by the other party, whether orally, visually or in writing, in any form, including, without limitation, information or data which relates to such party’s business or operations, research and development, pricing information, marketing plans or activities, or actual or potential products.

(b)	Notwithstanding the provisions of this Agreement to the contrary, a party shall have no liability to the other party for the disclosure or use of any Confidential Information of the other party if the Confidential Information:
(i)	is known to such party at the time of disclosure other than as the result of a breach of this Section 9 by such party;
(ii)	has been or becomes publicly known, other than as the result of a breach of this Section 9 by such party, or has been or is publicly disclosed by the other party;
(iii)	is received by such party after the date of this Agreement from a third party (unless such third party breaches an obligation of confidentiality to the other party); or
(iv)	is required to be disclosed by Law or similar compulsion or in connection with any legal proceeding, provided that such party shall promptly inform the other party in writing of such requirement and that such disclosure shall be limited to the extent so required and, except to the extent prohibited by Law, such party shall reasonably cooperate with the other party (at the expense of the other party) in seeking a protective order or other suitable confidentiality protections.
(c)	The parties recognize and acknowledge that a breach or threatened breach by a party of the provisions of this Section 9 may cause irreparable and material Losses to the other party which cannot be adequately remedied at law and that, accordingly, in addition to, and not in lieu of, any damages or other remedy to which the non-breaching party may be entitled, the issuance of an injunction or other equitable remedy (without the requirement that a bond or other security be posted) is an appropriate remedy for the non-breaching party for any breach or threatened breach of the obligations set forth in this Section 9.
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(d)	Each party agrees that it will use the same degree of care, but no less than a commercially reasonable degree of care, in safeguarding the Confidential Information of the other party as it uses for its own Confidential Information of a similar nature. Each party shall promptly notify the other party in writing of any misuse, misappropriation or unauthorized disclosure of the Confidential Information of the other party which may come to such party’s attention.
(e)	Upon the termination of this Agreement, if requested in writing by a party, the other party shall, at such party’s option, promptly destroy or return to the party all Confidential Information received from the other party, all copies and extracts of such Confidential Information and all documents or other media containing any such Confidential Information.
(f)	The provisions of Section 9.1(a) through (d) shall survive termination of this Agreement.

SECTION 10
MISCELLANEOUS

10.1          No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the parties hereto, the indemnities referred to in this Agreement and their respective successors and assigns.

10.2          Entire Agreement. This Agreement (including any schedules and exhibits attached hereto and thereto) contains all of the agreements among the parties hereto and thereto with respect to the transactions contemplated hereby and thereby and supersedes all prior agreements or understandings, whether written or oral, among the parties with respect thereto.

10.3          Amendment and Modification. This Agreement may be amended, modified or supplemented only by a written instrument executed by all the parties.

10.4          Successors and Assigns; Assignment. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement shall not be assigned by any party without the prior written consent of the other parties and any assignment without such consent shall be null and void.

10.5          Waiver of Compliance. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but any such waiver, or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure or breach.

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10.6          Severability. The parties hereto desire that the provisions of this Agreement be enforced to the fullest extent permissible under the Law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

10.7          Notices. All notices, waivers, or other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if delivered Personally, by facsimile (and, if sent by facsimile, followed by delivery by U.S. mail), sent by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), or by electronic mail (only if such receipt is acknowledged by the receiving party):

(a)	if to Sponsor, to:

United States Commodity Funds LLC

1999 Harrison St., #1530

Oakland, California 94612

Attention: John P. Love

(b)	if to the Marketing Agent, to:

ALPS Distributors, Inc.

1290 Broadway, Suite 1100

Denver, CO 80203

Attention: General Counsel

All such notices and other communications shall be deemed to have been delivered and received (i) in the case of Personal delivery or delivery by facsimile or e-mail, on the date of such delivery if delivered during business hours on a Business Day or, if not delivered during business hours on a Business Day, the first Business Day thereafter, and (ii) in the case of mailing, on the third Business Day following such mailing.

10.8          Governing Law; Jurisdiction.

(a)	All questions concerning the construction, interpretation and validity of this Agreement shall be governed by, and construed and enforced in accordance with, the domestic laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.
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(b)	Each party irrevocably consents and agrees, for the benefit of the other parties, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement may be brought in the courts of the State of New York and hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in Personam, generally and unconditionally with respect to any action, suit or proceeding for itself and in respect of its properties, assets and revenues. Each party irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or the transactions contemplated hereby or thereby which is instituted in any court of the State of New York.

The provisions of this Section 10.8 shall survive any termination of this Agreement, in whole or in part.

10.9          No Partnership. Nothing in this Agreement is intended to, or will be construed to constitute the Sponsor or the Trust, on the one hand, and the Marketing Agent, on the other hand, as partners or joint venturers; it being intended that the relationship between them will at all times be that of independent contractors.

10.10      Force Majeure. Neither party will be liable to any other party for any delay or failure to perform its obligations under this Agreement (except for the payment of money) if such delay or failure arises from or is due to any cause or causes beyond the reasonable control of the party affected which impedes, delays or aggravates any obligation under this Agreement, including, without limitation, acts of God, acts of any Governmental Entity, labor disturbances, act of terrorism or act of public enemy due to war, the outbreak or escalation of hostilities, riot, fire, flood, civil commotion, insurrection, severe or adverse weather conditions, power failure or computer or communications line failure.

10.11      Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

10.12      No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

10.13      Counterparts; Electronic Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile and/or electronic mail counterpart signatures to this Agreement shall be acceptable and binding.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first written above.

UNITED STATES COMMODITY FUNDS LLC

By:  /s/ John P. Love

Name: John P. Love

Title: President & Chief Executive Officer

Date: July 15, 2017

USCF FUNDS TRUST, on its own behalf and on behalf of each Fund set forth in Annex A to this Agreement

By: United States Commodity Funds LLC, as Sponsor

By:  /s/ John P. Love

Name: John P. Love

Title: President & Chief Executive Officer

Date: July 15, 2017

ALPS DISTRIBUTORS, INC.

By:  /s/ Thomas A. Carter

Name: Thomas A. Carter

Title: Executive Vice President and Director

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EXHIBIT A

1

EXHIBIT B - SERVICES

ALPS DISTRIBUTORS, INC. (“ALPS” or “Marketing Agent”)

1. Marketing Agent Services

(a)	ALPS senior management will:

•	Develop an overall strategic sales and marketing plan with the National Accounts Manager of ALPS, the Fund and the Sponsor.
•	Supervise sales related activities.
•	Participate in field sales activities.
•	Within a reasonable period of time upon execution of this Agreement, Marketing Agent will provide USCF with a named, dedicated Client Services Manager who will manage day to day operations of the overall client relationship.
•	Provide USCF with a metric, as agreed upon in writing by the parties hereto, with which ALPS’ overall success in distribution with be defined and measured.

(b)	ALPS will provide a named, dedicated National Accounts Manager on a full-time basis who will:

•	Implement a tactical sales strategy.
•	Establish home office contacts with targeted broker/dealers.
•	Develop product education presentations.
•	Conduct product education presentations with fee-based financial advisors.
•	Attend major fee-based advisor conferences.
•	Initiate home office meetings with distribution channels on behalf of USCF.
•	Report all National Account related activity to USCF’s Head of Distribution on a monthly basis. Reports to include but are not limited to:
i.	Updates on all funds to the platform cards;
ii.	Any upcoming conferences or events where the funds will be represented; and
iii.	Any home office visits that were held during the previous month.

(a)	ALPS will provide access to all External Wholesalers who will:
•	Assist the National Accounts Manager in implementing the tactical sales strategy.
•	Establish regional relationships with wirehouses and fee-based advisors.
•	Deliver product education presentations which have been reviewed by USCF, as evidenced or otherwise acknowledged in writing by USCF.
•	Conduct product education presentations with wirehouse brokers and fee-based financial advisors which have been reviewed by USCF, as evidenced or otherwise acknowledged in writing by USCF.

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•	Attend major fee-based advisor conferences.
•	National Account related activity with USCF’s National Sales Director on a monthly basis no later than 5 business days after the last day of the month. Reports. Such calls to include but are not limited to:
o	Previous month’s meeting activity including: contact, date, time, details and follow up;
o	Plan for current month sales activity including: meetings scheduled, or plans to schedule meetings, conference attendance, scheduled presentations or any other planned sales activity;
o	List of Sales broken down by territory with back up data; and
o	Any questions or concerns that are being shared with the ALPS wholesalers regarding USCF products.

(b)	ALPS will provide one shared Internal Wholesaler who will:
•	Support the National Accounts Manager’s and Wholesalers’ field activities.
•	Telemarket to independent financial planners.
•	Coordinate conference participation.
•	Attend various conferences.
•	Report all activity to USCF on a monthly basis no later than 5 business days after the last day of the month.

(f)	ALPS will provide resources from its call center to:

•	Place outbound follow-up calls on phone and internet requests for information.
•	Transfer advisor leads to Internal Wholesaler.
•	Support a dedicated Fund toll-free line for advisors.
•	Report all activity to USCF on a quarterly basis.

(g)	ALPS will:

•	Provide advertising and sales literature review, approval and record maintenance
i.	Online submission, review/approval, & real-time status updates through AVA Advertising Review Portal
ii.	File required materials with FINRA
iii.	Provide advertising regulatory and disclosure guidance
•	Coordinate advisor specific advertising with the advertising agency.
•	Manage annual marketing budget (outlined below in the “FEES” section).

(h)	ALPS will provide resources from its ETP Order Desk to receive creation/redemption calls and communicate with authorized participants, advisors, the transfer agent and the custodian, as applicable. Review and approve (or deny) creation/redemption orders.
(i)	ALPS will maintain & supervise FINRA registrations for licensed individuals.

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•	Access through online registered rep portal
•	Coordinate Continuing Education requirements
•	Administer & maintain required filings/licenses with FINRA

2. Advertising and Sales Literature Review

a.	ALPS shall provide review of broker-dealer related advertising and sales literature pieces (“marketing pieces”) submitted to ALPS by Sponsor, as well as certain related consultative services.
b.	ALPS’ services are based on the understanding that Sponsor will utilize current systems and expertise owned by ALPS, specifically the AdLit Advertising Review System (“AdLit”), and that ALPS will base its reviews on: (i) the guidelines contained within ALPS’ Sales and Advertising Guide and ALPS’ Written Supervisory Procedures; (ii) rules and guidance issued by FINRA and the Securities and Exchange Commission (“SEC”) related to communications with the public and/or communications to institutional investors, as those terms are defined in FINRA Rules 2210 and 2211 and in various other FINRA and SEC rules and interpretive material; and (iii) ALPS’ submission guidelines with respect to the use of trademarked and/or copyright materials, to the extent applicable. All material submitted to ALPS will be provided by ALPS to Sponsor with comments or approval no later than three business days after receipt in AdLit.
c.	Each marketing piece submitted to ALPS for review will be subject to the following process:
a)	Each piece will undergo review at ALPS by a FINRA-licensed registered principal possessing the required expertise and appropriate license to review the marketing piece submitted to ALPS;
b)	ALPS’ comments shall consist of (i) recommendations for changes that, in the opinion of the ALPS reviewer, will be consistent with the guidelines specified by ALPS in Section 1.b., or (ii) in the form of an acknowledgement that the submitted material is consistent with such guidelines with no additional changes. In the event of the latter, the item will be approved by the registered principal and filed with the applicable regulatory body if necessary;
c)	ALPS will provide system training and ongoing consulting with respect to advertising review guidelines and rules for each marketing piece submitted via the process described herein;
d)	ALPS will make all required FINRA filings of marketing materials which have been approved by ALPS.
d.	If Sponsor wishes ALPS to perform an expedited review of marketing pieces within one business day of ALPS’ receipt of such marketing pieces, the expedited review will be performed subject to and in accordance with the following:
a)	The marketing piece must be 30 pages or less in actual length in order to be considered for expedited review. Web pages and other marketing pieces over 30 pages require a more in-depth review; therefore, ALPS cannot guarantee a one business day review for these items.

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b)	The marketing piece must be submitted via ALPS’ AdLit system by no later than 3:00 P.M. Mountain Time (2:00 P.M. PT/5:00 P.M. ET). This will ensure that ALPS has a full one business day to review and provide Sponsor with comments.
c)	Sponsor must check the box on the AdLit coversheet whereby Sponsor requests and accepts the terms and fee(s) associated with expedited review in order to ensure that ALPS is notified of the expedited request.

ALPS cannot guarantee that a marketing piece will be APPROVED within one business day of being received via AdLit. ALPS will review and submit comments to Sponsor within this timeframe.

3. Licensing of Registered Representatives

As a registered broker/dealer, ALPS is required to establish and maintain a system to supervise the activities of each of Sponsor’s Registered Representative that is reasonably designed to achieve compliance with applicable securities laws and regulations, and with FINRA Rules. In addition, pursuant to Rule 17a-4 of the Securities Exchange Act of 1934 (the “Exchange Act”), ALPS is required to preserve and maintain access to all of the Registered Representatives’ business-related communications, including electronic communications.

In light of the foregoing, Sponsor and ALPS hereby agree that ALPS shall maintain and supervise the licenses of the Registered Representatives, subject to the following terms and conditions:

e.	Licensing. During the term of the Agreement, the Registered Representative shall maintain in good order such licenses as may be required by ALPS, including licenses with the FINRA and the various states in which the Registered Representative performs any sales activity for ALPS, and shall comply with supervisory, reporting, and regulatory requirements as ALPS may request or require.
f.	Exclusive License. During the term of the Agreement, and throughout the period in which the Registered Representative is licensed by ALPS, the Registered Representative shall not perform any activities which require licensing other than the marketing or selling of financial products for which ALPS acts as the distributor, or in some other contracted capacity, without the express written approval of ALPS.
g.	Outside Business & Other Activities. The Registered Representative will report all business activity, including non-securities related activity, to ALPS prior to engaging in such activity; and will provide ALPS with such information as ALPS deems necessary to comply with its supervisory obligations under FINRA and Securities Exchange Commission (“SEC”) regulations and in accordance with the laws of any jurisdiction in which the Registered Representative performs the functions referenced herein. Any outside activity must be approved by ALPS before commencement or continuation.
h.	Personal Brokerage Accounts. The Registered Representative will report all personal securities accounts he/she owns, or over which he/she has control, including not only the Registered Representative’s own accounts but also those registered to a spouse, child, or any other account for which the Registered Representative places orders or has a financial interest, to ALPS; and will provide ALPS with such information as ALPS deems necessary to comply with its supervisory obligations under FINRA and SEC regulations and in accordance with the laws of any jurisdiction in which the Registered Representative performs the functions referenced herein. Any new personal security account must be reported to ALPS at the time the account is established. Please note: variable life insurance, variable annuities, mutual funds and unit investment trust positions do not need to be disclosed unless they are held within a brokerage account.

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i.	Private Securities Transactions. The Registered Representative will report any securities transaction that is effected outside the regular course or scope of employment with a member (“Private Securities Transactions”), including, though not limited to, new unregistered offerings of securities. Written notice of proposed private securities transactions prior to participation is required and will describe in detail (i) the proposed transaction; (ii) the Registered Representative’s proposed role therein; and (iii) state whether the Registered Representative has received or may receive selling compensation in connection with the transaction. Notification of said transactions must be reported to ALPS prior to entering into any private securities transaction(s); and such notification will provide ALPS with such information as ALPS deems necessary to comply with its supervisory obligations under FINRA and SEC regulations and in accordance with the laws of any jurisdiction in which the Registered Representative, performs the functions referenced herein. The Registered Representative may not participate in any private securities transaction without first receiving written approval from ALPS.
j.	Compliance with ALPS’ Written Supervisory Procedures (“B/D Procedures”): The Registered Representatives shall comply fully with the B/D Procedures and all requirements contained therein for the duration of the time that the Registered Representatives are licensed by ALPS. The B/D Procedures may be amended at the sole discretion of ALPS. Any requirement listed in the B/D Procedures that is not specifically enumerated within this Agreement is hereby incorporated by reference, along with any future changes or amendments to the B/D Procedures.
k.	Electronic Communications. ALPS shall be provided direct access to the electronic communications of the Registered Representatives, either sent or received, used in relation to the business for which they are licensed by ALPS, including any required usernames and/or passwords required to access such communications. The Registered Representatives will use only electronic communications systems approved by ALPS for business communications related to such activity. Sponsor shall direct its electronic communications vendor or storage provider to retain such communications for no less than three years. Upon termination of licensing and/or upon termination of the Agreement, the prior three years of electronic communications of the Registered Representatives shall be provided or be made available to ALPS for storage in accordance with its obligations under Exchange Act Rule 17a-4(b)(4). If any Registered Representative has been licensed by ALPS for less than three years at the time of termination, his/her email communications shall be provided or made available from commencement of ADI licensing at Sponsor’s expense. No electronic communications subject to this paragraph (g) shall be deleted or altered so long as they are subject to the requirements of Rule 17a-4.
l.	Termination of Registration: ALPS retains the right to terminate the Registered Representative’s registration at any time, at the sole discretion of ALPS.
m.	Marketing Materials. The Registered Representatives will not make any representations related to the services that are false, misleading or in any way untrue. The Registered Representative will not deliver to prospective clients any written materials other than those provided to him/her by ALPS which evidence prior written approval.

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n.	Social Media. No Registered Representative shall utilize any form of social media for business communications related to the business for which he/she is licensed by ALPS without prior written approval from ALPS and only in compliance with the B/D Procedures.

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EXHIBIT C

OFFICER’S CERTIFICATE

The undersigned, a duly authorized officer of the United States Commodity Funds LLC, a Delaware limited liability company (the “Sponsor”), and pursuant to Section 13(d) of the Marketing Agent Agreement (the “Agreement”), dated as of ___________ by and between the Sponsor, the Trust and ALPS Distributors, Inc. (“Marketing Agent”) hereby certifies that:

1. Each of the following representations and warranties of the Sponsor is true and correct in all material respects as of the date hereof:

(c)	the Prospectus does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Registration Statement complies in all material respects with the requirements of the 1933 Act and the Prospectus complies in all material respects with the requirements of the 1933 Act and any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed; the conditions to the use of Form S-1 or S-3, if applicable, have been satisfied; the Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Sponsor makes no warranty or representation with respect to any statement contained in the Registration Statement or any Prospectus in reliance upon and in conformity with information concerning the Authorized Purchaser and furnished in writing by or on behalf of the Authorized Purchaser to the Sponsor expressly for use in the Registration Statement or such Prospectus; and neither the Sponsor nor any Person known to the Sponsor acting on behalf of the Fund has distributed nor will distribute any offering material other than the Registration Statement or the Prospectus;
(d)	the Trust has been duly formed and is validly existing as a statutory trust with separate series under the laws of the State of Delaware, as described in the Registration Statement and the Prospectus, and as described in the Prospectus, the Marketing Agent is authorized to issue and deliver the Baskets to the Authorized Purchaser;
(e)	the Sponsor has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus, and has all requisite power and authority to execute and deliver this Agreement;
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(f)	the Sponsor is duly qualified and is in good standing in each jurisdiction where the conduct of its business requires such qualification;
(g)	the outstanding Units have been duly and validly issued and are fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights;
(h)	the Units conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus and the holders of the Units will not be subject to personal liability by reason of being such holders;
(i)	the Agreement has been duly authorized, executed and delivered by the Sponsor and constitutes the valid and binding obligations of the Sponsor, enforceable against the Sponsor in accordance with its terms;
(j)	the Sponsor is not in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a Person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness) its constitutive documents, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Sponsor is a party or by which any of them or any of their properties may be bound or affected, and the execution, delivery and performance of the Agreement, the issuance and sale of Units to the Authorized Purchaser hereunder and the consummation of the transactions contemplated hereby does not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under), respectively, the amended and restated limited liability company agreement of the Sponsor, as the same may be amended from time to time, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Sponsor is a party or by which, respectively, the Sponsor or any of its properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Sponsor;
(k)	no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Units other than registration of the Units under the 1933 Act and the registration of the Sponsor as a Commodity Pool Operator with the NFA under the CEA and the filing of the Prospectus with the NFA, which has been or will be effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered or any requirements for listing under the rules and regulations of Listing Exchange;
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(l)	except as set forth in the Registration Statement and the Prospectus (i) no Person has the right, contractual or otherwise, to cause the Fund to issue or sell to it any Units or other equity interests of the Fund, and (ii) no Person has the right to act as an underwriter or as a financial advisor to the Fund in connection with the offer and sale of the Units, in the case of each of the foregoing clauses (i), and (ii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Units as contemplated thereby or otherwise; no Person has the right, contractual or otherwise, to cause the Sponsor on behalf of the Fund or the Fund to register under the 1933 Act any other equity interests of the Fund, or to include any such units or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Units as contemplated thereby or otherwise;
(m)	each of the Sponsor and the Fund has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other Persons, in order to conduct its respective business; the Sponsor is not in violation of, or in default under, or has not received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Sponsor;
(n)	all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed as required;
(o)	except as set forth in the Registration Statement and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or threatened or, to the Sponsor’s knowledge, contemplated to which the Sponsor or the Fund, or any of the Sponsor’s directors or officers, is or would be a party or of which any of their respective properties are or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, in each case to the extent that such action, suit, claim, investigation or proceeding is or could be material (i) to the Fund or (2) in the context of the offering and sale of the Units;
(p)	Spicer Jeffries LLP, whose report on the audited financial statements of the Fund is filed with the SEC as part of the Registration Statement and the Prospectus, are independent public accountants as required by the 1933 Act;
(q)	the audited financial statement(s) included in the Prospectus, together with the related notes and schedules, presents fairly the financial position of the Fund as of the date indicated and has been prepared in compliance with the requirements of the 1933 Act and in conformity with generally accepted accounting principles; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required; and the Fund does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Prospectus;
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(r)	subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as has been otherwise disclosed, there has not been (i) any material adverse change, (ii) any transaction which is material to the Sponsor or the Fund taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Sponsor or the Fund, which is material to the Fund, (iv) any change in the Units purchased by the Authorized Purchaser or outstanding indebtedness of the Sponsor or the Fund or (v) any dividend or distribution of any kind declared, paid or made on such Units;
(s)	the Fund is not and, after giving effect to the offering and sale of the Units, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act;
(t)	except as set forth in the Registration Statement and the Prospectus, the Sponsor and the Trust own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information applicable to the Fund and described in the Registration Statement and the Prospectus as being owned or licensed by the Sponsor or the Trust for use by the Fund (collectively, “Intellectual Property”);

(i) except as set forth in the Registration Statement and the Prospectus, to the knowledge of the Sponsor, there are no third parties who have or will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Sponsor or the Trust;

(ii) to the knowledge of the Sponsor, there is no infringement by third parties of any Intellectual Property;

(iii) there is no pending or, to the knowledge of the Sponsor, threatened action, suit, proceeding or claim by others challenging the Sponsor’s or the Fund’s rights in or to any Intellectual Property, and the Sponsor is not aware of any facts which could form a reasonable basis for any such claim;

(iv) there is no pending or, to the knowledge of the Sponsor, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property;

(v) there is no pending or, to the knowledge of the Sponsor, threatened action, suit, proceeding or claim by others that the Sponsor or the Fund infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Sponsor is not aware of any facts which could form a reasonable basis for any such claim; and

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(vi) to the knowledge of the Sponsor, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property.

(u)	all tax returns required to be filed by the Sponsor have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid; and no tax returns or tax payments are due with respect to the Trust as of the date of this Certificate;
(v)	the Sponsor has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Sponsor or any other party to any such contract or agreement;
(w)	on behalf of the Fund, the Sponsor has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act, giving effect to the rules and regulations, and SEC staff interpretations, thereunder)); such disclosure controls and procedures are designed to ensure that material information relating to the Fund, is made known to the Sponsor, and such disclosure controls and procedures are effective to perform the functions for which they were established; on behalf of the Fund, the Sponsor has been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Fund’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Fund’s internal controls; any material weaknesses in internal controls have been identified for the Fund’s auditors;
(x)	any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Sponsor believes to be reliable and accurate, and the Sponsor has obtained the written consent to the use of such data from such sources to the extent required; and
(y)	neither the Sponsor, nor any of the Sponsor’s directors, members, officers, affiliates or controlling Persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security or asset of the Fund to facilitate the sale or resale of the Units.

For purposes hereof, the term “Registration Statement” means the Registration Statement as amended or supplemented from time to time through and including the date hereof; the term “Preliminary Prospectus” means any preliminary prospectus relating to the Units and any other prospectus dated prior to effectiveness of the Registration Statement relating to the Units; and the term “Prospectus” means the final prospectus and disclosure document of the Trust, constituting a part of the Registration Statement filed with the SEC and declared effective thereby as amended or supplemented from time to time through and including the date hereof.

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2. Each of the obligations of the Sponsor to be performed by it on or before the date hereof pursuant to the terms of the Agreement, and each of the provisions thereof to be complied with by the Sponsor on or before the date hereof, has been duly performed and complied with in all material respects. Capitalized terms used, but not defined herein shall have the meanings assigned to such terms in the Agreement.

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IN WITNESS WHEREOF, I have hereunto, on behalf of the Sponsor, subscribed my name this 14 day of July 2017.

United States Commodity Funds LLC

By:  /s/ John Love

Name: John Love

Title: President & CEO

I, _______________, in my capacity as [title], hereby certify that _______________ is the duly elected [title] of the Sponsor, and that the signature set forth immediately above is his genuine signature.

IN WITNESS WHEREOF, I have hereunto set my hand as of the date first set forth above.

By: _______________________

Name:

Title:

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ANNEX A

LIST OF SERIES TRUST(S) ESTABLISHED

BY THE USCF FUNDS TRUST

Fund	Relevant Schedule
United States 3x Short Oil Fund	Schedule 1 to this Agreement
United States 3x Oil Fund	Schedule 1-A to this Agreement

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SCHEDULE 1

TO THE MARKETING AGENT AGREEMENT

DEFINED TERMS RELATING TO

THE UNITED STATES 3X SHORT OIL FUND

Benchmark Oil Futures Contract shall mean the Benchmark Oil Futures Contract (as defined in the Prospectus) that at any given time make up the index of the Fund.

The Fund shall mean the “United States 3x Short Oil Fund”. In addition, “a Fund”, “each Fund” and “the Funds” shall also include the Fund.

Preliminary Prospectus means the preliminary prospectus dated December 2, 2016, relating to the Units and any other prospectus dated prior to effectiveness of the Registration Statement relating to the Units.

Registration Statement means, except when otherwise specified, the Fund’s registration statement on Form S-1 (File No. 333-214881), as amended from time to time, filed by the Sponsor with the Commission when it becomes effective under the 1933 Act, including all documents filed as a part thereof, and any subsequently filed registration statement of the Fund that may be filed by the Sponsor with the Commission when it becomes effective under the 1933 Act, including all documents filed as a part thereof.

SCHEDULE 1-A

TO THE MARKETING AGENT AGREEMENT

DEFINED TERMS RELATING TO

THE UNITED STATES 3X OIL FUND

Benchmark Oil Futures Contract shall mean the Benchmark Oil Futures Contract (as defined in the Prospectus) that at any given time make up the index of the Fund.

The Fund shall mean the “United States 3x Oil Fund”. In addition, “a Fund”, “each Fund” and “the Funds” shall also include the Fund.

Preliminary Prospectus means the preliminary prospectus dated November 29, 2016, relating to the Units and any other prospectus dated prior to effectiveness of the Registration Statement relating to the Units.

Registration Statement means, except when otherwise specified, the Fund’s registration statement on Form S-1 (File No. 333-214825), as amended from time to time, filed by the Sponsor with the Commission when it becomes effective under the 1933 Act, including all documents filed as a part thereof, and any subsequently filed registration statement of the Fund that may be filed by the Sponsor with the Commission when it becomes effective under the 1933 Act, including all documents filed as a part thereof.

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ANNEX B

FORM OF AMENDMENT AGREEMENT TO ADD SERIES TRUST(S) TO

TO THE MARKETING AGENT AGREEMENT

This Amendment to the Marketing Agent Agreement dated ____________ (this “Amendment”), is made and entered into by and among UNITED STATES COMMODITY FUNDS LLC, a Delaware limited liability company (the “Sponsor”), the USCF FUNDS TRUST, a Delaware statutory trust (the “Trust”), on its own behalf and on behalf of EACH FUND SET FORTH IN ANNEX A OF THE MARKETING AGENT AGREEMENT and [INSERT FUND NAME] (each, a “Fund”), and ALPS DISTRIBUTORS INC. (the “Marketing Agent Agreement”) (each, a “Party” and collectively, “the Parties”).

WHEREAS, the Parties have entered into a certain Marketing Agent Agreement dated ______________ (the “Agreement”); and

WHEREAS, the parties hereto desire to amend the Agreement as provided herein by amending Annex A of this Agreement and supplementing this Agreement with the attached Schedule 1-[ ] to this Amendment.

NOW THEREFORE, for and in consideration of the agreements herein made and other good and valuable consideration, the parties hereto agree as follows:

I.        AMENDMENTS

The Agreement is hereby amended by making the following change to Annex A thereto:

LIST OF SERIES TRUST(S) ESTABLISHED

BY THE USCF FUNDS TRUST

	Fund	Relevant Schedule
1.	United States 3x Short Oil Fund	Schedule 1 to this Agreement
2.	United States 3x Oil Fund	Schedule 1-A to this Agreement
3.	[INSERT FUND NAME]	Schedule 1-[ ] to the Agreement dated _____________
4.
5.

The Parties acknowledge that Schedule 1 of this Amendment shall supplement and not supersede Schedule 1 of the Agreement.

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II.        REPRESENTATIONS

Each Party represents to the other Parties that:

(a)       Status. It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

(b)       Powers. It has the power to execute and deliver this Amendment and to perform its obligations hereunder, and has taken all necessary action to authorize such execution, delivery and performance;

(c)       No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(d)       Consents. All governmental and other consents that are required to have been obtained by it with respect to this Amendment have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(e)       Obligations Binding. Its obligations under this Amendment constitute its legal, valid and binding obligations, enforceable in accordance with its respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

III.        MISCELLANEOUS

(a)       Entire Agreement. The Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings (except as otherwise provided herein) with respect thereto.

(b)       Counterparts. This Amendment may be executed in multiple counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

(c)       Headings. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.

(d)       Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

(e)       Terms. Terms used in this Amendment, unless otherwise defined herein, shall have the meanings ascribed to them in the Agreement.

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(f)       Agreement. Any and all references to the Agreement shall hereafter refer to the Agreement as amended by this Amendment and as the same may be amended, supplemented or modified from time to time. Unless otherwise defined herein, capitalized terms not defined herein shall have the same meanings assigned to such terms in the Agreement as amended by this Amendment.

Except as amended hereby, all other terms and conditions of the Agreement shall remain the same and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first written above.

UNITED STATES COMMODITY FUNDS LLC

By: _____________________________

Name:

Title:

USCF FUND TRUST, on its own behalf and on behalf of each Fund set forth in Annex A of the Agreement

By: United States Commodity Funds LLC, as Sponsor

By: _____________________________

Name:

Title:

USCF FUNDS TRUST, on behalf of [INSERT FUND NAME]

By: United States Commodity Funds LLC, as Sponsor

By: ____________________________

Name:

Title:

ALPS DISTRIBUTORS INC.

By: _____________________________

Name:

Title:

Address:

Telephone:

Facsimile:

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SCHEDULE 1-[ ]
TO THE AMENDMENT AGREEMENT DATED ____________________

DEFINED TERMS RELATING TO

[INSERT NAME OF FUND]

Benchmark Oil Futures Contract shall mean _____________________.

The Fund shall mean _______________________________.

Preliminary Prospectus means _____________________.

Registration Statement means _____________________.

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